As filed with the Securities and Exchange Commission on March 31, 2000
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                       Lone Star Steakhouse & Saloon, Inc.


                  Delaware                             48-1109495
          (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)           Identification No.)


                 224 East Douglas
                  Suite 700                              67202
                  Wichita, Kansas                     (Zip Code)
         (Address of principal executive offices)

                          ---------------------------
                           Deferred Compensation Plan
                         Retirement (401-K) Savings Plan

                            (Full Title of the Plan)

                          ---------------------------

                                Jamie B. Coulter,
                      Chairman and Chief Executive Officer
                           224 East Douglas, Suite 700
                              Wichita, Kansas 67202

                     (Name and Address of agent for service)

                                 (316) 264-8899

          (Telephone number, including area code, of agent for service)

                          ---------------------------

                                 With a copy to:

                              Steven Wolosky, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200


            Approximate date of proposed sales pursuant to the plan:
   From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed               Proposed
                                                          maximum                maximum
       Title of                  Amount                  offering               aggregate               Amount of
      securities                  to be                    price                offering               registration
   to be registered            registered                per share                price                    fee
Common Stock
$.01 par value
(1)(2)                           100,000                  $8 7/8              $  887,500                $ 234.30
----------------------  -------------------------  ---------------------  ---------------------  ------------------------
Deferred
Compensation
Obligations (3)                                            100%               $2,500,000(4)             $ 660.00
======================  =========================  =====================  =====================  ========================


(1) There are also registered hereby, pursuant to Rule 416 (c) under the Securities Act of 1933, such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution or certain other provisions of the Deferred Compensation Plan and the Retirement (401-K) Savings Plan ("401-K Plan", and together with the Deferred Compensation Plan, the "Two Company Plans") of Lone Star Steakhouse & Saloon, Inc. (the "Company").

(2) Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the Two Company Plans is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock $8 7/8 as reported by the Nasdaq National Market on March 29, 2000.

(3) The Deferred Compensation Obligations being registered are general unsecured obligations of the Company to pay deferred compensation in the future to participating members of a select group of management or other key employees in accordance with the terms of the Deferred Compensation Plan.

(4) Estimated solely for purposes of determining the registration fee.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1999; and

                  (b) The description of the Company's securities contained in the Company Registration Statement on Form 8-A filed March 5, 1992.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.           Description of Securities underlying the Deferred
                  Compensation Plan.

         The Deferred Compensation Plan was adopted by Lone Star Steakhouse & Saloon, Inc. (the "Company") as of October 6, 1999 to provide additional retirement benefits to a select group of management or certain other key employees of the Company designated by the Committee of the Board of Directors administering the Deferred Compensation Plan who have an annualized base salary plus estimated cash bonuses in excess of $70,000 or whose status is at the level of District Manager or higher (the "Key Employees") and to ensure the retention of their services. Each calendar year, every Key Employee who wishes to participate in the Deferred Compensation Plan (each a "Key Employee Participant", collectively "Key Employee Participants") may irrevocably elect to defer the receipt of up to 20% of his or her earnings for any calendar year during the term of his employment with the Company.

         The Company has established a trust (the "Trust") with The Charles Schwab Trust Company as Trustee, pursuant to a Trust Agreement as a source of funds to assist the Company in meeting its obligations to provide the benefits of the Plan. For each plan year, the Company shall credit to a Key Employee Participant an amount equal to 50 cents for each dollar of compensation that a Key Employee Participant has elected to defer.

         The obligations of the Company under the Deferred Compensation Plan (the "Deferred Compensation Obligations") shall be general unsecured obligations of the Company to pay deferred compensation from its general assets in the future to Key Employee Participants. The Deferred Compensation Obligations will be denominated and payable in United States dollars and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company which from time to time may be outstanding.

         No payment under the Deferred Compensation Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Deferred Compensation Plan shall be void.

         The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the Key Employee Participants.

         The total amount of the Deferred Compensation Obligations are not determinable because the amount will vary depending upon the level of participation by Key Employees and the amounts of their earnings. The duration of the Deferred Compensation Plan is indefinite and is subject to the Company's termination. The Deferred Compensation Obligations are not convertible into another security of the Company. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. Each Key Employee Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default by the Company.

Item 5.  Interest of Named Experts and Counsel

         Steven Wolosky, a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, the Company's counsel in the preparation of this registration statement, holds options to purchase 8,767 shares of Common Stock of the Company.

Item 6.  Indemnification of Officers and Directors

         The Company was incorporated in Delaware. Article EIGHTH, Section A of the Certificate of Incorporation of the Company provides as follows:

                  EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

         Article EIGHTH, Section B of the Certificate of Incorporation of the Company provides as follows:

                  B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan in advance of the final disposition of a proceeding, shall be made only under delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

                  (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         See Item 9(c) below for information regarding the position of the Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder. The Company also has agreements with its directors and officers providing for the indemnification thereof under certain circumstances.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4     -      Form of Deferred Compensation Plan.

         5     -      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

         23(a) -      Consent of Ernst & Young LLP, independent auditors.

         23(b) - Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit
                      5).

         24    -      Powers of Attorney (included on page 12).

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                  Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on this 29th day of March 2000.

                                     LONE STAR STEAKHOUSE & SALOON, INC.
                                     (Registrant)

                                     /s/ Jamie B. Coulter
                                     -----------------------------------
                                     Jamie B. Coulter, Chairman
                                     and Chief Executive Officer

                       POWER OF ATTORNEYS AND SIGNATORIES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Lone Star Steakhouse & Saloon, Inc. hereby constitutes and appoints Jamie B. Coulter and John D. White, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Lone Star Steakhouse & Saloon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Signature                     Title                         Date
           ---------                     -----                         ----


/s/ Jamie B. Coulter          Chairman and Chief Executive        March 29, 2000
-------------------------     Officer
Jamie B. Coulter



/s/ John D. White             Executive Vice President,           March 29, 2000
-------------------------     Treasurer and Director
John D. White



/s/ Randall H. Pierce         Chief Financial Officer and         March 29, 2000
-------------------------     Principal Accounting Officer
Randall H. Pierce



/s/ Clark R. Mandigo          Director                            March 29, 2000
-------------------------
Clark R. Mandigo

/s/ Fred B. Chaney            Director                            March 29, 2000
-------------------------
Fred B. Chaney



/s/ William B. Greene         Director                            March 29, 2000
-------------------------
William B. Greene

         The 2000 Deferred Compensation Plan and 401-K Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the [City of Wichita, State of Kansas,] on March ___, 2000.





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                                      -14-